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                                                                   EXHIBIT 10.26


                               SERVICES AGREEMENT



         This Services Agreement (this "AGREEMENT") dated as of March 7, 2000 is entered into between Banyan Systems Incorporated, a Massachusetts corporation ("BANYAN"), and Switchboard Incorporated a Delaware corporation ("SWITCHBOARD" and together with Banyan, the "PARTIES").

                                    Recitals:

         A. On the date hereof, Switchboard has consummated an initial public offering of its common stock (the "OFFERING").

         B. Prior to the Offering, Switchboard was a majority-owned subsidiary of Banyan. As a result of Switchboard's issuance of shares of its common stock in the Offering, Switchboard no longer is a majority-owned subsidiary of Banyan.

         C. Each of the Parties is a party to that certain Services Agreement dated November 1, 1996, as amended (the "PRIOR SERVICES AGREEMENT"), pursuant to which Banyan provides specified services to Switchboard.

         D. Each of the Parties desires to terminate the Prior Services Agreement and to enter into this Agreement with respect to the services to be provided to Switchboard by Banyan now that Switchboard no longer is a majority-owned subsidiary of Banyan.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:

1.       SERVICES

         1.1. Services to be Made Available. In accordance with the terms and provisions of this Agreement, Banyan agrees to perform for Switchboard the services described in the Schedule hereto (collectively, the "SERVICES") in the amounts and to the extent specified with respect to each such Service in the Schedule.

         1.2. Fees for Services. Switchboard agrees to pay to Banyan a fee for each of the Services as specified in the Schedule hereto.

         Not more often than once per fiscal month, Banyan shall forward to Switchboard invoices for the Services listing the Services provided hereunder and listing the fees for such Services, setting forth in reasonable detail the calculation of the amounts charged. Invoices for Services provided for partial fiscal months and relating to Services for which the fees are to be calculated on a monthly basis shall be based upon (a) the number of business days during which services were provided, divided by (b) the number of business days in such fiscal month. Within fifteen days of receiving an invoice, Switchboard shall pay to Banyan the amount invoiced unless it
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shall in good faith dispute the types and/or amounts of Services set forth on such invoice as having been provided during the period covered by such invoice. In the event of such good faith dispute, Switchboard shall pay the fees set forth on such invoice for all Services the amounts of which are not in dispute and the Parties agree to use their respective best efforts to resolve such dispute within ten days. If such dispute is not resolved within ten days, either Party may seek binding arbitration of such dispute in accordance with the provisions of Section 4.8 of this Agreement. With respect to any task that Banyan agrees to perform hereunder, Banyan shall, at Switchboard's request, inform Switchboard of the person(s) who are expected to perform such tasks, such persons' hourly rates applicable thereto and an estimate of the time such tasks will require to complete.

         1.3. Term of Agreement. This Agreement is effective as of the date hereof and shall terminate with respect to each Service on the date specified for such Service in the Schedule hereto.

         1.4. Timely Performance and Cooperation. Banyan shall use all reasonable efforts in the timely performance of the Services and Switchboard shall use all reasonable efforts to cooperate with Banyan in connection with the provision of the Services.

2.       REPRESENTATIONS AND WARRANTIES

         As an inducement to enter into this Agreement, each Party represents to and agrees with the other that:

                  (a) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power to own, lease and operate its properties, to carry on its business as presently conducted and to carry out the transactions contemplated by this Agreement;

                  (b) it has duly and validly taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; and

                  (c) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be affected by laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

3.       OTHER AGREEMENTS

         Contemporaneously with the execution of this Agreement, and specifically in the case of the Registration Rights Agreement (as defined below), as consideration, in part, for entering into this Agreement, the Parties shall enter into the following agreements:

                  (a) a sublease in the form appended hereto as Annex A; and


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                  (b) a registration rights agreement in the form appended
         hereto as Annex B (the "Registration Rights Agreement").

4.       OTHER TERMS AND PROVISIONS

         4.1. Independent Contractor Status. Banyan shall perform all services under this Agreement as an "independent contractor" and not as an agent of Switchboard. Banyan is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of Switchboard or to bind Switchboard in any manner.

         4.2. Limitation of Liability and Reimbursement. Neither Banyan, nor any of its officers, employees, agents or affiliates (including its attorneys and accountants), shall in any event be liable for any damages, including but not limited to loss of profits or revenue, which arise out of Banyan's (or any such officer's, employee's, agent's or affiliate's) performance or failure to perform any of its obligations under this Agreement, other than those damages caused by Banyan's (or such person's) willful misconduct or gross negligence. Switchboard hereby agrees to indemnify Banyan and hold Banyan harmless for all costs (including attorneys' fees) and damages incurred by Banyan to third parties as a result of the provision of Banyan pursuant to this Agreement of the Services, other than costs or damages incurred by Banyan as a result of its willful misconduct or gross negligence.

         4.3. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable, and the Parties shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

         4.4. Assignment. Except by operation of law or in connection with the sale of all or substantially all the business or assets of a Party, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by either Party without the prior written consent of the other, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, that, the provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by Banyan and Switchboard and their respective successors and permitted assigns.

         4.5. Further Assurance. Subject to the provisions hereof, each of Banyan and Switchboard shall make, execute, acknowledge and deliver such other agreements, documents or instruments and take or cause to be taken such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Subject to the provisions hereof, each of Banyan and Switchboard shall, in connection with entering into this Agreement, performing its obligations hereunder and taking any and all actions relating hereto, comply with all applicable laws, regulations, orders and decrees, obtain all required consents and approvals and make all required filings with any



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governmental agency, or other regulatory or administrative agency, commission or similar authority and promptly provide the other with all such information as the other may reasonably request in order to be able to comply with the provisions of this sentence.

         4.6. Parties in Interest. Nothing in this Agreement expressed or implied is intended or shall be construed to confer any right or benefit upon any person or entity other than Banyan and Switchboard and their respective successors and permitted assigns.

         4.7. Waivers, Etc. No failure or delay on the part of Banyan or Switchboard in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by Banyan or Switchboard therefrom shall in any event be effective unless the same shall be in writing and signed by the Party against whom such modification or waiver is asserted and then such modification or waiver shall be effective only in the specific instance and for the purpose for which given.

         4.8. Arbitration. Each Party may refer any dispute arising under this Agreement or the matters contemplated hereby (including without limitation the fees for Services provided hereunder) to binding arbitration in the Commonwealth of Massachusetts under the commercial arbitration rules of the American Arbitration Association before a panel of three arbitrators, one selected by each Party and the third selected by the other two arbitrators or, if they are unable to agree, by the American Arbitration Association. Any award made in such arbitration may be enforced in any court of competent jurisdiction.

         4.9. Changes of Law. If, due to any change in applicable law or regulations or the interpretation thereof by any court of law or other governing body having jurisdiction subsequent to the date of this Agreement, performance of any provision of this Agreement or any transaction contemplated thereby shall become impracticable or impossible, the Parties shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

         4.10. Confidentiality. Subject to any contrary requirement of law and the right of each Party to enforce its rights hereunder in any legal action, each Party shall keep strictly confidential and shall cause its employees and agent to keep strictly confidential any information which it or any of its agents or employees may acquire pursuant to, or the course of performing its obligations under, any provision of this Agreement; provided, that, such obligation to maintain confidentiality shall not apply to information which (a) at the time of disclosure was in the public domain not as a result of acts by the receiving Party, (b) was in the possession of the receiving Party at the time of disclosure, or (c) was received by the receiving Party from a third party that does not require the receiving Party to maintain the confidentiality of such information, and that is not in violation of any contractual, legal or fiduciary obligation to the disclosing party with respect to such information.

         4.11. Entire Agreement. Notwithstanding the provisions of Section 4 of the Prior Services Agreement, the Prior Services Agreement is hereby amended so as to be terminated in



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its entirety. This Agreement contains the entire understanding of the Parties with respect to the provision of Services from Banyan to Switchboard.

         4.12. Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         4.13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         4.14. Notices. Any notice, request, demand, claim, or other communication hereunder shall be in writing and shall be delivered by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below, and shall be deemed duly given on the date which is three days after the date such notice, request, demand, claim, or other communication is sent:

                   Switchboard at:   115 Flanders Road
                                     Westboro, MA  01581
                                     Attention:  Chief Financial Officer

                   Banyan at:        120 Flanders Road
                                     Westboro, MA  01581
                                     Attention:  Chief Financial Officer

Notwithstanding the foregoing, any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         4.15. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the Commonwealth of Massachusetts without regard to any choice or conflict of law rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

                                    * * * * *


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         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

                                BANYAN SYSTEMS INCORPORATED


                                By: /s/ Richard M. Spaulding
                                    ------------------------------------------
                                    Richard M. Spaulding
                                    Vice President and Chief Financial Officer


                                SWITCHBOARD INCORPORATED


                                By: /s/ John P. Jewett
                                    ------------------------------------------
                                    John P. Jewett
                                    Vice President and Chief Financial Officer



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                         SCHEDULE TO SERVICES AGREEMENT
                       BETWEEN BANYAN SYSTEMS INCORPORATED
                          AND SWITCHBOARD INCORPORATED

SCOPE

This service agreement will cover the following areas:

         -- Physical layer infrastructure (hubs, routers, switches, firewalls, cabling plant and shared corporate internet connectivity)

         --  Communications (phone services for moves, adds, and changes)

         --  Relationship Management (service reviews, change processes)

This agreement will not cover special projects such as implementation of Virtual Private Networks, large-scale network changes or implementation of new internet services. This agreement does not cover the Switchboard website. Any such projects will be handled on an exception basis and resources provided appropriately. The facilities and services described here are generally consistent with those provided to Banyan in general. The service agreement is in effect for a period of one year with an option for a one year renewal. Either party may terminate this Agreement for convenience upon sixty (60) days advance written notice to the other party.


FEES

The annual fee for service is $175,000 paid in monthly installments commencing the date the Services Agreement is entered into, as set forth on page one of the Services Agreement.

PHYSICAL INFRASTRUCTURE

Banyan Information Systems ("BIS") is responsible for corporate infrastructure maintenance and management. Switchboard maintains responsibility for the Switchboard website infrastructure.

Physical infrastructure includes hubs, routers, switches, firewalls, cabling plant and shared corporate internet connectivity and the support required to both keep these functional at high levels of service, and to make adjustments as needed due to organizational changes.

Switchboard currently has all responsibility for its servers and related file and print servers.

COMMUNICATIONS

Telecommunications services are provided to Switchboard and include PBX and desktop phone service. Moves, adds and changes will be provided and in most instances typical requests involving one to three users will be handled within two business days.



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Large moves, adds or changes will normally require five business days. This period is the result of our agreement with a third-party provider and may be negotiable for a premium fee.

Any problems impacting service will be handled as outlined under support and service and problems should be reported through whatever means available during the problem period.

BIS provides Switchboard long distance service and calling cards.

MANAGEMENT

         -- The agreed upon BIS and Switchboard staff will meet monthly, between the 15th and 30th, to review open issues and the general working relationship.

         -- Call tracking is essential, to provide for understanding and verification of the types of issues, number of calls, and the responses provided by BIS.




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